FIRST INVESTORS SERIES FUND II, INC.

                              ARTICLES OF AMENDMENT

      First Investors Series Fund II, Inc., a Maryland corporation  (hereinafter
called  the  "Corporation"),   hereby  certifies  to  the  State  Department  of
Assessments and Taxation of Maryland that:

      FIRST: The Articles of Incorporation of the Corporation ("Articles") is amended by changing the name of the series known as "First Investors Utilities Income Fund" to "First Investors Value Fund".

      SECOND: The foregoing amendment to the Articles was unanimously approved by the entire Board of Directors of the Corporation at its meeting on August 15, 2002.

      THIRD: The foregoing amendment to the Articles is made pursuant to Section 2-605(2) of the Maryland General Corporation Law.

      FOURTH: The Corporation is registered as an open-end investment management investment company under the Investment Company Act of 1940, as amended.

      FIFTH: These Articles of Amendment shall become effective at 12:01 a.m. on December 31, 2002.

      SIXTH: All of the provisions of the Articles as previously filed remain in full force and effect.

      IN WITNESS WHEREOF, First Investors Series Fund II, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its duly authorized officer who acknowledges that these Articles of Amendment are the act of the Corporation and that to the best of the officer's knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Amendment are true in all material respects and that this statement is made under the penalties of perjury.

                                            FIRST INVESTORS SERIES FUND II, INC.



                                            By:  /s/ C. Durso
                                                 -------------------------------
                                                 Name:  C. Durso
                                                 Title: Vice President

WITNESS:

/s/ Larry R. Lavoie
-------------------------
Name: Larry R. Lavoie
Title: General Counsel First Investors Corp.